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                                                                   EXHIBIT NO. 4

                                                                     (Ex. 99.C3)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post Effective Amendment No. 5 to the registration statement on Form S-6 (the "Registration Statement") of our report dated February 17, 1997, relating to the financial statements and financial highlights of SPDR Trust Series 1, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

Price Waterhouse LLP
Boston, Massachusetts

April 22, 1997